                                                                  EXHIBIT 10.14


                         SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, (the, "Agreement") dated as of the date of acceptance set forth below, is entered into by and between INFORMATION ARCHITECTS CORP., F/K/A ALYDAAR SOFTWARE CORP., a North Carolina corporation, with headquarters located at 4064 Colony Road, Charlotte, North Carolina 28211 (the "Company"), and each entity named on a signature page hereto and permitted assigns (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 6% Convertible Debentures of the Company (the "Convertible Debentures"), which will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.         AGREEMENT TO PURCHASE; PURCHASE PRICE.

         a.         Purchase.

         (i) The undersigned hereby agrees to purchase from the Company Convertible Debentures in the principal amount set forth on the signature page of this Agreement (the "Debentures") having the terms and conditions and being in the form attached hereto as ANNEX I(a). The aggregate Debentures purchased by all Buyers shall be $5,000,000.
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         (ii)       Subject to the terms and conditions of this Agreement and
the other Transaction Agreements, the Buyer will purchase the Debentures on the Closing Date (as defined below).

         (iii) The purchase price to be paid by the Purchaser shall be equal to the face amount of the Debentures, as the case may be, being purchased on the Closing Date (as defined below) and shall be payable in United States Dollars.

         b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

         (i)        "Debentures" means all or any portion of the Debentures.

         (ii) "Securities" means the Debentures, the Warrants and the Common Stock issuable upon conversion of the Debentures or the exercise of the Warrants.

         (iii) "Purchase Price" means the purchase price for the Debentures.

         (iv) "Closing Date" means the date of the closing of the purchase and sale of the Debentures, as provided herein.

         (v) "Buyer's Allocable Share" means the fraction of which the numerator is the Purchase Price of the Buyer's Debentures and the denominator is the aggregate Purchase Price of the Debentures of all Buyers.

         (vi) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below) for the Debentures and Warrants issued on the Closing Date.

         (vii) "Market Price of the Common Stock" means (x) the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the average closing price of the Common Stock on such exchange for the five (5) trading days ending on the trading day immediately before the relevant date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported in The Wall Street Journal.

         (viii) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Debentures.

         (ix) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.
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         (x)        "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

         (xi) "Certificates" means the relevant Debentures and the relevant Warrants, each duly executed on behalf of the Company and issued in the name of the Buyer.

         (xii) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

         (xiii) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

         c.         Form of Payment; Delivery of Certificates.

         (i) The Buyer shall pay the Purchase Price for the relevant Debentures by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

         (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the relevant Certificates to the Escrow Agent.

         (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                    Bank of New York
                    350 Fifth Avenue
                    New York, New York 10001

                    ABA# 021000018
                    For credit to the account of Krieger & Prager, Esqs. Account No.: [To be provided by Krieger & Prager]
                    Re: Information Architects Corp.

Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Buyer by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Debentures in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

         e. Escrow Property. The Purchase Price and the Certificates delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof are referred to as the "Escrow Property."

         2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Debentures and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

         c. All subsequent offers and sales of the Debentures and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         d. The Buyer understands that the Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debentures.

         e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, (3) Forms 8-K, dated March 12, 1999 and April 8, 1999, and (4) Form 10-12G/A dated July 1, 1999 (the "Company's SEC Documents").

         f. The Buyer understands that its investment in the Securities involves a high degree of risk.

         g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         h. The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the Transaction Agreements have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer that, except as provided in Annex V hereto:

         a. Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares.

         b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/National Market System. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

         c. Authorized Shares. The authorized capital stock of the Company consists of (i)50,000,000 shares of Common Stock, $.001 par value per share, of which approximately 19,393,809 shares had been issued as of July 21, 1999 and (ii) 1,000,000 shares of Preferred Stock $.001 par value, of which -0-shares are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         d. Securities Purchase Agreement; Registration Rights Agreement. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         e. Non-Contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a Material Adverse Effect.

         f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since March 1, 1998 timely filed all requisite forms, reports and exhibits thereto with the SEC.

         h. Absence of Certain Changes. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 1998, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock;
(iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

         j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

         k.         Absence of Events of Default. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

         l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities or any shares of the Common Stock or Preferred Stock.

         m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

         n. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

         o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since March 1, 1998, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         p. Dilution. The number of Shares issuable upon conversion of the Debentures and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         4.         CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         a. Transfer Restrictions. The Buyer acknowledges that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; (3) the Buyer may not sell or transfer the Debentures unless the amount sold or transferred exceeds 20% of the Debentures; and (4) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         b. Restrictive Legend. The Buyer acknowledges and agrees that the Debentures and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

         d. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer required under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         e. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Except as otherwise set forth in this Agreement and the Transaction Agreements, the Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The NASDAQ/National Market System and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/National Market System.

         f. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Debentures) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, (i) directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person except such loans to or investments in Data Systems Network Corporation, not to exceed $250,000, as may be required to consummate the Company's proposed acquisition thereof (ii)or for the repayment of any outstanding loan by the Company to any other party.

         g. Certain Agreements. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is earlier than ninety (90) days from the last day of the calendar month in which the Effective Date occurs. The limitations described in this section shall not apply to (w) any underwritten offering of securities made pursuant to a written underwriting agreement with a nationally- or regionally-recognized investment bank, (x) any issuance of securities or assumption of debt made in connection with a merger, acquisition of or purchase of the assets of another entity where the purpose of such issuance is not to raise equity capital, or (y) any issuance of warrants made to a bank or other commercial lending institution in connection with a loan made to the Company by such bank or institution, or (z) any issuance of securities or stock when the price of the Company's common stock is trading above ten dollars ($10) per share, provided that the number of shares of Common Stock into which such warrants are exercisable shall not exceed, individually or in the aggregate, 5% of the number of shares of Common Stock issued and outstanding as of the date of such issuance.

         (ii) By the Closing Date, the Company shall obtain the agreement (each, a "Principal's Agreement") of each of its Principals (as defined below) that, without the prior written consent of the Buyer in each instance, such Principal will not sell or otherwise transfer or offer to sell or otherwise transfer, except for (a) sales or transfers made pursuant to a pledge or margin account agreement or (b) sales or transfers made at a sales price in excess of ten dollars ($10) per share, any shares of Common Stock directly or indirectly held by such Principal prior to ninety (90) days after the Effective Date. Each such Principal's Agreement shall (w) specify that it is entered into as an inducement to the Buyer's execution, delivery and performance of this Agreement, (x) name the Buyer as a third party beneficiary thereof, (y) acknowledge that the Company's transfer agent will be provided with instructions that transfers by a Principal require the consent of the Company and the Buyer, and (z) contemplate that, in addition to any other damages or remedies that may be appropriate, the Principal's Agreement shall be enforceable by injunction sought by the Company and the Buyer or any one or more of them. A "Corporate Principal" is a person who meets any one or more of the following criteria: (A) a person who is the Chief Executive Officer of the Company (the a "Company Principal") and who, directly or indirectly, holds any shares of Common Stock of the Company; (B) a spouse of the Company Principal (a "Principal's Spouse") who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent, sibling or child of a Company Principal who resides in the household of a Company Principal or of a Principal's Spouse (each, a "Principal's Relative") and who, directly or indirectly, holds any shares of Common Stock, (D) any other person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal's Spouse, or Principal's Relative.

         (iii)      In the event the Company breaches the provisions of this
Section 4(g), the Conversion Rate (as defined in the Debentures) shall be amended to be equal to (x) 90% of (y) the amount determined in accordance with the provisions of the Debenture without regard to this provision, and the Purchaser may require the Company to immediately redeem all outstanding Debentures in accordance Section 15 of the Debenture.

         h. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debentures which have been issued and not yet converted and (ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants which have been issued and not yet exercised.

         i. Warrants. The Company agrees to issue to the Buyer on Closing Date transferable, divisible warrants with cashless exercise rights (the "Warrants") for the purchase of Two Hundred Eighty-Seven Thousand Eight Hundred Forty-Three (287,843) shares of Common Stock. The Warrants shall bear an exercise price equal to one hundred twenty percent (125%) of the Market Price of the Common Stock on the relevant Closing Date. The Warrants will expire on the last day of the month in which the fifth anniversary of the Closing Date occurs. The Warrants shall be in the form annexed hereto as Annex VI, together with registration rights as provided in the Registration Rights Agreement and piggy-back registration after the expiration of the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement.

         j. Limitation on Issuance of Shares. If the Common Stock is then listed for trading on the NASDAQ or the Nasdaq SmallCap Market and the Company has not obtained the Shareholder Approval (as defined below), then the Company may not issue in excess of 3,878,000 shares of Common Stock upon conversions of the Debentures or exercise of the Warrants, which number of shares of Common Stock shall be subject to adjustment pursuant to Section 6.2 of the Warrant (such number of shares, the "Issuable Maximum"). The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the closing of transactions set forth in the Purchase Agreement. If on any Conversion Date (A) the shares of Common Stock are listed for trading on the NASDAQ or the Nasdaq SmallCap Market, (B) the Conversion Price (as defined herein) then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures, together with any shares of Common Stock previously issued upon conversion of the Debentures, would exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder requesting a conversion, a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the aggregate previous amount of Debentures then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the issuable Maximum (the "Excess Stated Value"), the Company shall use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as possible, but in any event not later than the 75th day after such request (such 75th day, the "Target Date"), provided, that in the event the Company does not obtain the Shareholder Approval on or prior to the Target Date, then, as soon as possible after the Target Date but, in any event no later than ten (10) days following the Target Date (such 10th day following the Target Date, the "OTC Date"), the Company shall (i) initiate all steps necessary pursuant to the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) in order to delist the Common Stock from trading on the NASDAQ or the Nasdaq SmallCap Market, as the case may be, and (ii) quote the Common Stock on the OTC Bulletin Board (the obligations indicate in (i)-(ii), are collectively referred to as the "OTC Obligations"). Within three (3) days of the Common Stock being quoted on the OTC Bulletin Board, the Company shall issue shares of Common Stock to the converting Holder in an amount equal to the Excess Stated Value divided by the Conversion Price on (x) the Target Date or (y) the date of delivery of the shares of Common Stock being acquired upon the conversion of the Excess Stated Value by the Company, whichever is lower. It is understood that in connection with the issuance of the shares of Common Stock being acquired upon the conversion of the Excess Stated Value, the Holder shall be entitled to the rights and benefits conferred to it pursuant to the Registration Rights Agreement. Mr. Gruder, the Holder of approximately 35% of the outstanding Common Stock shall simultaneous with closing, deliver a Irrevocable Proxy with respect to matters requiring Shareholder Approval.

         k. Right of First Refusal. (i) Except as set forth below, the Company covenants and agrees that if during the period from the date hereof through and including the date which is seven (7) months after the Effective Date of the Registration Statement, the Company offers to enter into any transaction (a "New Transaction") for the sale of New Common Stock, the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). Except as set forth below, the Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth (5th) business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to enter into the New Transaction Offer on the terms so specified. The limitations described in this section shall not apply to (x) any underwritten offering of securities made pursuant to a written underwriting agreement with a nationally- or regionally-recognized investment bank, (y) any issuance of securities or assumption of debt made in connection with a merger, acquisition of or purchase of the assets of another entity where the purpose of such issuance is not to raise equity capital or (z) any issuance of warrants made to a bank or other commercial lending institution in connection with a loan made to the Company by such bank or institution, provided that the number of shares of Common Stock into which such warrants are exercisable shall not exceed, individually or in the aggregate, 5% of the number of shares of Common Stock issued and outstanding as of the date of such issuance.

         (ii) If the Buyer does not exercise the Right of First Refusal, the Company may consummate the New Transaction with any other party (the "New Investor") on the terms specified in the New Transaction Offer within thirty
(30) days of the Right of First Refusal Expiration Date.

         (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are materially more beneficial to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First

Refusal and the preceding terms of this paragraph (k) shall apply with respect to such changed terms.

         (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (k) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal, shall (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) exercise such Declining Buyer's unexercised Right of Refusal. Nothing in this paragraph (k) shall be deemed to permit a transaction not otherwise permitted by subparagraph
(g)(i), as modified by the provisions of subparagraph (g)(ii).

         (v) In the event the New Transaction is consummated with other third party on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Debentures for determining the Conversion Rate or a lower Base Price (howsoever defined or computed) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants, the terms of any unissued or unconverted Debentures or any unissued or unexercised Warrants shall be modified to reduce the relevant Conversion Rate, Base Price or Warrant exercise price to be equal to that provided in the New Transaction as so consumated.

         (vi) The restrictions contained in this Section 4(k) shall terminate once the Buyer has converted at least ninety percent (90%) of the original principal amount of the Debentures and sold at least 90% of the shares issued on such conversion.

         l. Reimbursement. If (i) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction

Agreements, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer or from a breach of the representations, covenants and conditions contained herein or from a breach of law.

         5.         TRANSFER AGENT INSTRUCTIONS.

         a. Promptly following the delivery by the Buyer of the Purchase Price for the Debentures in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its permitted assigns and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. The Company warrants that if the Buyer is not in breach of the representations and warranties contained in this Agreement, no instruction other than such instructions referred to in this
Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

         b.         (i)     The Company will permit the Buyer to exercise its
right to convert the Debentures by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Debentures being converted to the Company by express courier, with a copy to the transfer agent.

                    (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

                    (iii) The Company will transmit the certificates representing the Converted Shares issuable upon conversion of any Debentures (together, unless otherwise instructed by the Buyer, with Debentures not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 11 hereof or a different address) via express courier, by electronic transfer or otherwise, within five (5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the United States (such fifth business day or seventh business day, as the case may be, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Debentures being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Debenture, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debentures, was due.

         c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                                    Late Payment For Each $10,000
                                                    of Debenture Principal or Interest
                    No. Business Days Late          Amount Being Converted
                    ----------------------          ----------------------------------
                             1                               $100
                             2                               $200
                             3                               $300
                             4                               $400
                             5                               $500
                             6                               $600
                             7                               $700
                             8                               $800
                             9                               $900
                             10                              $1,000
                             >10                             $1,000 +$200 for each Business
                                                             Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

         d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the holder of the Debentures being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

         e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

         f. The Company will authorize its transfer agent to give information to the Buyer or the Buyer's representative relating to the transfer of the Company's shares of Common Stock to the Buyer, upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

         g. If, at any time the Company challenges, disputes or denies the right of a Buyer to effect a conversion of the Debentures into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), then such Buyer shall have the right, by written notice to the Company, to require the Company to promptly redeem the Debentures for cash at a redemption price (the "Mandatory Purchase Amount") equal to (x) one hundred twenty-two percent (122%) of the liquidation preference of the unconverted Debentures held by such Buyer plus (y) all accrued but unpaid dividends on the Debentures through the date of payment of the Mandatory Purchase Amount. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such Buyer, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such Buyer's disputing any such action or pursuing such Buyer's rights hereunder (in addition to any other rights such Buyer may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such Buyer in cash within five (5) business days from the date such Buyer gives the Company written notice that it is exercising its rights under this paragraph. In addition, the Company will not solicit any third party to commence any lawsuit or proceeding or otherwise assert any claim before any court or public or governmental authority, which lawsuit, proceeding or claim would seek to challenge, deny, enjoin, limit, modify, delay or dispute the right of such holder to effect the conversion of the Debentures into Common Stock.

         h. The Buyer shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.
Section 362 in respect of such Buyer's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such Buyer, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

         6.         CLOSING DATE.

         a. The Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

         b. The closing of the purchase and issuance of Debentures shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

         c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

         7.         CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the Debentures to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

         a.         The execution and delivery of this Agreement by the Buyer;

         b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Debentures in accordance with this Agreement;

         c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

         d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         8.         CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Debentures on the Closing Date is conditioned upon:

         a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

         b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

         c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

         d. On the Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

         e. On the Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

         f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

         g. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/National Market System shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/National Market System, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debentures; and

         9.         GOVERNING LAW: MISCELLANEOUS.

         a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

         b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         i. This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

         j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

         (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

         (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

         (c) the third business day after mailing by next-day express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:            INFORMATION ARCHITECTS CORP.
                    4064 Colony Road
                    Charlotte, North Carolina 28211
                    ATTN: Chief Executive Officer
                    Telephone No.:  (704) 365-2324
                    Telecopier No.: (704)    -

                    with a copy to:

                    Jeffrey S. Hay, Esq.
                    McGuire, Woods, Battle & Boothe LLP
                    Bank of America Corporate Center
                    100 North Tryon Street - Suite 2900
                    Charlotte, NC 28202-4011
                    Telephone No.:  (704) 373-8999
                    Telecopier No.: (704) 373-8935

BUYER: At the address set forth on the signature page of this Agreement.

                    with a copy to:

                    Krieger & Prager, Esqs.
                    319 Fifth Avenue
                    Attn: Samuel Krieger, Esq.
                    New York, New York 10016
                    Telephone No.: (212) 689-3322
                    Telecopier No.  (212) 213-2077

ESCROW AGENT:       Krieger & Prager, Esqs.
                    319 Fifth Avenue
                    Attn: Samuel Krieger, Esq.
                    New York, New York 10016
                    Telephone No.: (212) 689-3322
                    Telecopier No.  (212) 213-2077

         11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive for a period of twelve (12) months after the execution and delivery of this Agreement and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

         12. EXPENSES. The Company and the Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, except as otherwise set forth in this Agreement and the Transaction Agreements.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                    IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

AMOUNT AND PURCHASE PRICE OF DEBENTURES:    $_________________________


                            SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this _____ day of __________, 1999.



------------------------------------     --------------------------------------
Address                                  Printed Name of Subscriber


------------------------------------
                                         By:
                                            -----------------------------------
Telecopier No.                           (Signature of Authorized Person)
              ----------------------

                                         --------------------------------------
                                         Printed Name and Title

------------------------------------
Jurisdiction of Incorporation
or Organization


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

INFORMATION ARCHITECTS CORP.

By:
         -------------------------------

Title:
         -------------------------------

Date:                         ,1999
         -------------------------------

         ANNEX I(a)       FORM OF INITIAL DEBENTURE

         ANNEX I(b)       FORM OF ADDITIONAL DEBENTURE

         ANNEX II         JOINT ESCROW INSTRUCTIONS

         ANNEX III        OPINION OF COUNSEL

         ANNEX IV         REGISTRATION RIGHTS AGREEMENT

         ANNEX V          COMPANY DISCLOSURE MATERIALS

         ANNEX VI         FORM OF WARRANT